Exhibit 10.28.7

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

401 North Tryon Street, Fifth Floor

Charlotte, North Carolina 28202

Date: June 28, 2004

To: [***]*

Re: [***]*

Dear [***]*:

As you know, on December 30, 2003, we executed Amendment No. 6 to our Services Agreement (“Amendment 6”), which required us to implement certain changes and [***]* relating to [***]*. This letter will confirm completion of these required changes and [***]*.

Specifically, Section 2 a. of Amendment 6 states that:

(i) [***]*

The [***]*, in Schedule B remains at the Target of [***]*. As of today: (i) the Parties have agreed on changes to the measure definition of what will be included in the [***]* to ensure it measures the [***]* performance.

The wording for the measure definition to [***]* shall read as follows: [***]*

With these changes and results, together the Service Provider has accomplished the requirements of Section 2 a. of Amendment 6 and can now move beyond the [***]*.

Several initiatives drove the [***]*.

[***]*

In summary, these actions have enabled us to [***]*.

To confirm Client’s agreement that the Service Provider has accomplished the criteria we established in Section 2 a. of Amendment 6 as outlined in this letter, and that this letter accurately reflects the Client’s agreement with the proposed changes and [***]* described in this letter for [***]*and [***]* respectively, please sign where indicated below and return one signed copy.

Very Truly Yours,

EXULT, INC.

Mike Salvino

Agreed:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:
Date:	June , 2004